Exhibit 10.4 - Amendment Consulting Agreement dated August 1, 2006 between Golden Century
                         Technologies Corporation and Mr. Moyou Yu

CONSULTING AGREEMENT AMENDMENT

This Amendment Agreement is made and entered into effective as of the 1st day of August, 2006, between GOLDEN CENTURY TECHNOLOGIES CORPORATION, a US company, (the "Company") and Mo You Yu (the “Consultant”).

WHEREAS:

1.	The parties entered into an agreement dated August 1, 2005, that both parties agree to amend.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	The term of the August 1, 2005, consulting agreement is hereby extended for an additional one year term.

2.	The payment to the Consultant by the Company is hereby changed from CAN$33,000 into US$33,000 for the term.

3.	This Agreement is to be considered a part of the Original Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

GOLDEN CENTURY TECHNOLOGIES	THE CONSULTANT
CORPORATION

/s/ Hong Yang	/s/ Moyou Yu
Hong Yang, President & Director	Mo You Yu